SECURITIES AND EXCHANGE COMMISSION
                      Washington D.C. 20549

                        __________________

                             FORM 8-K

        Current Report Pursuant to Section 13 or 15(d) of
                    The Securities Act of 1934


 Date of Report(Date of Earliest Event Reported): March 25, 2002

                NOVA NATURAL RESOURCES CORPORATION
      (Exact name of registrant as specified in its charter)


Colorado                        0-15078        84-1227328
(State or other jurisdiction    (Commission    (I.R.S. Employer
of incorporation)               File No.)      Identification No.)


4340 East Kentucky Avenue, Suite 418, Glendale, Colorado  80246
(Address of principal executive offices)                (Zip Code)


                          (720)524-1363
        (Registrant's telephone number, including area code)

ITEM 4.  Change in Accountants

     On March 25, 2002, the Registrant selected the firm of Eddy S. L. Chin, Chartered Accountant, Markham, Ontario, Canada as its Auditor, replacing the Denver-based firm of Hein+Associates LLP.

     In February 2001, the Company purchased the asets of an entity whose entire business operations are located in the People's Republic of China. This was a reverse acquisition, with the owners of the assets so purchased owning approximately 90% of the common stock of the Company following the closing of the acquisition.

     The Company changed its fiscal year from a 9/30 fiscal year to a calenday fiscal year, consistent with that of the acquired assets. The Company felt that it was also prudent to utilize the firm which, for the past several years, audited the assets and operations acquired to audit the Company's financial statements.

     The reports of Hein+Associates LLP on the Company's financial statements for the past two years contained Modifications regarding the Company's ability to continue as a going concern. There have been no disagreements between the Company and Hein+Associates LLP during the period for which Hein+Associates LLP served as the Company's auditors, and in fact the Company has been very satisfied with the quality and timeliness of Hein's work. The decision to change auditors was neither recommended nor approved by the Company's Board of Directors, which does not presently have an audit committee, though it intends to form such a committee. The new firm was chosen by the Company's President, Edward T.S. Chan, with the informal approval of the Company's Board of Directors. Mr Chan is also based in Toronto, which is the locale of its new firm.

     A letter from Hein+Associates LLP is attached as Exhibit "A".


                              SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, The Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            NOVA NATURAL RESOURCES CORPORATION


            By:  /s/ Edward T.S. Chan
            ____________________________________
               Edward T.S. Chan, President



            By:  /s/ Brian B. Spillane
            ____________________________________
               Brian B. Spillane, Secretary

Date:  March 29, 2002